UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
Amendment to Barclays Master Repurchase Agreement
On June 30, 2021, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to its Master Repurchase Agreement (the “Barclays Master Repurchase Agreement”), dated as of August 14, 2020, with Barclays Bank PLC, as purchaser and agent (“Barclays”).
Pursuant to the terms of the Amendment and certain ancillary agreements thereto, the maximum aggregate purchase price provided for under the Barclays Master Repurchase Agreement was increased from $600.0 million to $1.0 billion, the committed financing under the Barclays Master Repurchase Agreement was increased from $300.0 million to $500.0 million, and certain other technical changes to the Barclays Master Repurchase Agreement were effectuated. The Barclays Master Repurchase Agreement’s maturity date was also extended to August 12, 2022.
Barclays or certain affiliates of Barclays may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Goldman Master Repurchase Agreement
On June 30, 2021, HPF entered into an Amended and Restated Master Repurchase Agreement (the “Goldman Master Repurchase Agreement”), as guarantor, with Goldman Sachs Bank USA, as buyer (“Goldman”), and HPF’s newly created wholly owned subsidiary, HPFC Sub 1 LLC, as seller (“Seller”). Pursuant to the Goldman Master Repurchase Agreement and certain ancillary agreements thereto, HPF will create and issue to Seller, and Seller will sell to Goldman, participation interests representing beneficial ownership in certain eligible mortgage loans (excluding bare legal title). In connection with the Goldman Master Repurchase Agreement, HPF entered into an Amended and Restated Guaranty and Security Agreement (the “Guaranty”), dated as of June 30, 2021, in favor of Goldman, pursuant to which HPF guarantees the obligations of Seller under the Goldman Master Repurchase Agreement.
Certain affiliates of Goldman have performed commercial banking, investment banking, or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. They may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.
The foregoing descriptions of the Goldman Master Repurchase Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Goldman Master Repurchase Agreement and Guaranty attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, which are incorporated herein by reference.
Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1+	Amendment No. 1 to Master Repurchase Agreement, dated as of June 30, 2021, by and between Barclays Bank PLC, as purchaser and agent, and Home Point Financial Corporation, as seller.
10.2+
Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021, by and among Goldman Sachs Bank USA, as buyer, HPFC Sub 1 LLC, as seller, and Home Point Financial Corporation, as guarantor.

10.3	Amended and Restated Guaranty and Security Agreement, dated as of June 30, 2021, by Home Point Financial Corporation, as guarantor, in favor of Goldman Sachs Bank USA, as buyer.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: July 2, 2021

	By:	/s/ Maria N. Fregosi

	Name:	Maria N. Fregosi
	Title:	Chief Investment Officer